Exhibit 99.1

Ribbon Communications Inc. Reports
Fourth Quarter and Full Year 2022 Financial Results

Revenue Grew 13% Sequentially to $234 Million for the Fourth Quarter of 2022

IP Optical Sales Up 17% Year Over Year

February 15, 2023

Conference Call Details

Conference call to discuss the Company’s financial results for the fourth quarter and year ended December 31, 2022 on February 15, 2023, via the investor section of its website at investors.ribboncommunications.com, where a replay will also be available shortly following the conference call.

Conference Call Details:

Date: February 15, 2023

Time: 4:30 p.m. (ET)

Dial-in number (USA): 877-407-2991

Dial-in number (Intl): 201-389-0925

Instant Telephone Access: Call me™

Replay information:

A telephone playback of the call will be available following the conference call until March 2, 2023 and can be accessed by calling 877-660-6853 or 201-612-7415 for international callers. The reservation number for the replay is 13735366.

Investor Relations

+1 (978) 614-8050

ir@rbbn.com

Media Contact

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

Plano, TX – Ribbon Communications Inc. (Nasdaq: RBBN), a global provider of real time communications technology and IP optical networking solutions to many of the world’s largest service providers, enterprises, and critical infrastructure operators to modernize and protect their networks, today announced its financial results for the fourth quarter and full year 2022.

Revenue for the fourth quarter of 2022 was $234 million, compared to $231 million for the fourth quarter of 2021 and $207 million for the third quarter of 2022. Revenue for full year 2022 was $820 million, compared to $845 million for full year 2021.

“I am very pleased to report solid financial results for the fourth quarter 2022 - the best quarter of the year for Ribbon. Our overall sales were above the mid-point of our guidance, and adjusted EBITDA grew 25% quarter-over-quarter and 11% year-over-year. Product and Service Bookings were once again very good and exceeded the higher sales level in the quarter,” stated Bruce McClelland, President and Chief Executive Officer of Ribbon Communications.

McClelland continued, “The highlight of our quarter includes continued improvement in our IP Optical business, with increased sales across all regions and multiple new customer wins. In particular, momentum continued in our IP Routing portfolio with sales increasing 34% year-over-year, which is expected to only get stronger as we roll out new product offerings this year. In addition, the Cloud and Edge segment continued to post positive results, with strong Enterprise and SBC sales in the quarter.”

Financial Highlights1

	Three months ended		Year ended
	December 31,		December 31,
In millions, except per share amounts	2022	2021	2022	2021
GAAP Revenue	$234	$231	$820	$845
GAAP Net income (loss)	$20	$(96)	$(98)	$(177)
Non-GAAP Net income	$15	$1	$17	$49
Non-GAAP Adjusted EBITDA	$29	$26	$64	$120
GAAP diluted earnings (loss) per share	$0.12	$(0.65)	$(0.63)	$(1.20)
Non-GAAP diluted earnings per share	$0.09	$0.01	$0.11	$0.32
Weighted average shares outstanding basic	168	149	157	148
Weighted average shares outstanding diluted	172	154	161	155

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Cash, cash equivalents, and restricted cash totaled $67 million at December 31, 2022.

“We are very encouraged with revenue and bookings momentum to close out the year and with the cash generation of the company during the quarter. Operating expenses were $5 million lower in the fourth quarter of 2022 compared to the fourth quarter of the prior year, and we expect to continue reducing our operating costs in 2023,” said Mick Lopez, Chief Financial Officer of Ribbon Communications.

Business Outlook1

For 2023, the Company expects to build on the momentum from the second half of 2022, with a stronger portfolio and market presence, and to follow a normal seasonal pattern with the business accelerating as the year progresses.

For the first quarter of 2023, the Company projects revenue of $180 million to $190 million, up 7% year-over-year at the mid-point, constrained by a small number of specific supply chain shortages. Non-GAAP gross margin is projected in a range of 46% to 48%, lower than typical as a result of higher start-up costs associated with several new customer wins and product mix. Adjusted EBITDA is projected in a range of ($6) million to $1 million.

For the full year 2023, the Company projects revenue of $840 million to $870 million, up 4% year-over-year at the mid-point, non-GAAP gross margin of 53% to 54%, and Adjusted EBITDA of $95 million to $110 million, up 60% year-over-year at the mid-point. The Company’s outlook is based on current indications for its business, which are subject to change.

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Upcoming Investor Conference Schedule

▪	February 27 - March 2, 2023: Mobile World Congress.

▪	March 7 - 9, 2023: Optical Fiber Communication Conference and Exhibition.

▪	March 27 - 30, 2023: Enterprise Connect.

▪	May 25, 2023: B. Riley Securities 23rd Annual Institutional Investor Conference (one-on-one institutional investor meetings).

About Ribbon

Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G. We maintain a keen focus on our commitments to Environmental, Social and Governance (ESG) matters, offering an annual Sustainability Report to our stakeholders. To learn more about Ribbon visit rbbn.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding the Company’s projected financial results for the first quarter of 2023 and beyond; customer engagement and momentum; plans and objectives for future operations, including cost reductions; capital structure changes and plans for future product development and manufacturing and the expected benefits therefrom, are forward-looking statements. Without limiting the foregoing, the words “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, are intended to identify forward-looking statements.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including, among others, the effects of geopolitical instabilities and disputes, including between Russia and Ukraine and the impact of sanctions imposed as a result thereof; the potential impact of litigation; risks related to supply chain disruptions, including as a result of component availability; risks that the Company will not realize the estimated cost savings and/or anticipated benefits from its strategic restructuring efforts; the impact of restructuring and cost-containment activities; unpredictable fluctuations in quarterly revenue and operating results; risks related to the terms of the Company’s credit agreement including compliance with the financial covenants; risks resulting from rising interests rates and inflationary pressures; risks related to cybersecurity and data intrusion; failure to compete successfully against telecommunications equipment and networking companies; failure to grow the Company’s customer base or generate recurring business from existing customers; credit risks; the timing of customer purchasing decisions and the Company’s recognition of revenues; macroeconomic conditions, including inflation; market acceptance of the Company’s products and services; rapid technological and market change; the ability to protect Company intellectual property rights and obtain necessary licenses; the ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in the Company’s products; increases in tariffs, trade restrictions or taxes on the Company’s products; and currency fluctuations.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company's reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2021. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

The Company’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. The Company considers the use of non-GAAP financial measures helpful in assessing the core performance of its continuing operations and when planning and forecasting future periods. The Company’s annual financial plan is prepared on a non-GAAP basis and is approved by its board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis, and actual results on a non-GAAP basis are assessed against the annual financial plan. The Company defines continuing operations as the ongoing results of its business adjusted for certain expenses and credits, as described below. The Company believes that providing non-GAAP information to investors will allow investors to view the financial results in the way its management views them and helps investors to better understand the Company’s core financial and operating performance and evaluate the efficacy of the methodology and information used by its management to evaluate and measure such performance.

While the Company’s management uses non-GAAP financial measures as tools to enhance its understanding of certain aspects of the Company’s financial performance, its management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, the Company’s presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to the Company’s financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future.

Stock-Based Compensation

The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. The Company believes that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into its management’s method of analysis and its core operating performance.

Amortization of Acquired Technology (including software licenses); Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. Amortization of acquired technology is reported separately within Cost of revenue and Amortization of acquired intangible assets is reported separately within Operating expenses. These items are reported collectively as Amortization of acquired intangible assets in the accompanying reconciliations of non-GAAP and GAAP financial measures. The Company believes that excluding non-cash amortization of these intangible assets facilitates the comparison of its financial results to its historical operating results and to other companies in its industry as if the acquired intangible assets had been developed internally rather than acquired.

Impairment of Goodwill

The Company performs its annual testing for impairment of goodwill in the fourth quarter each year. For the purpose of testing goodwill for impairment, all goodwill has been assigned to one of the Company’s two operating segments. The Company performs a fair value analysis using both an income and market approach, which encompasses a discounted cash flow analysis and a guideline public company analysis using selected multiples. Based on the results of the impairment test completed in the fourth quarter of 2021, the Company determined that the carrying value of its IP Optical Networks segment exceeded its fair value, and accordingly, recorded a non-cash impairment charge of $116 million. There was no impairment of the Company’s Cloud and Edge segment. The Company believes that such non-cash costs are not part of its core business or ongoing operations. Accordingly, the Company believes that excluding the goodwill impairment charge facilitates the comparison of the Company’s financial results to its historical operating results and to other companies in its industry.

Acquisition-, Disposal- and Integration-Related

The Company considers certain acquisition-, disposal- and integration-related costs to be unrelated to the organic continuing operations of its acquired businesses and the Company. Such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. The Company excludes such acquisition-, disposal- and integration-related costs to allow more accurate comparisons of its financial results to its historical operations and the financial results of less acquisitive peer companies and allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related

The Company has recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing its worldwide workforce. The Company believes that excluding restructuring and related expense facilitates the comparison of its financial results to its historical operating results and to other companies in its industry, as there are no future revenue streams or other benefits associated with these costs.

Interest Income on Debentures

The Company recorded paid-in-kind interest income on the American Cloud Technologies, Inc. (“AVCT”) Series A-1 convertible debentures (the “Debentures”) it received as consideration in connection with the sale of its Kandy Communications business (the “Kandy Sale”) through September 8, 2021, when the Debentures were converted to shares of AVCT common stock (the “Debenture Shares”), which increased their fair value. The Company excludes this interest income because it believes that such a gain is not part of its core business or ongoing operations.

Gain on Sale of Business

On May 12, 2021, the Company sold its QualiTech business, which it had acquired as part of its acquisition of ECI Telecom Group Ltd., to Hermon Laboratories, Ltd. As consideration, the Company received $2.9 million of cash and recorded a gain on the sale of $2.8 million. The Company excludes this gain because it believes that such gain is not part of its core business or ongoing operations.

Decrease in Fair Value of Investments

The Company calculated the fair values of the Debentures and the warrants to purchase shares of AVCT common stock it received as consideration in connection with the Kandy Sale (the “Warrants”) (prior to September 8, 2021) and the Debenture Shares and Warrants (effective September 8, 2021) and at each quarter-end until their disposal on August 29, 2022 when they were used as partial consideration in connection with the Company’s acquisition of perpetual software licenses from AVCT. The Company recorded any adjustments to their fair values in Other (expense) income, net. The Company excluded these gains and losses from the change in fair value of this investment because it believes that such gains or losses were not part of its core business or ongoing operations.

Tax Effect of Non-GAAP Adjustments

The Non-GAAP income tax provision is presented based on an estimated tax rate applied against forecasted annual non-GAAP income. The Non-GAAP income tax provision assumes no available net operating losses or valuation allowances for the U.S. because of reporting significant cumulative non-GAAP income over the past several years. The Company is reporting its non-GAAP quarterly income taxes by computing an annual rate for the Company and applying that single rate (rather than multiple rates by jurisdiction) to its consolidated quarterly results. The Company expects that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on its results. Due to the methodology applied to its estimated annual tax rate, the Company’s estimated tax rate on non-GAAP income will differ from its GAAP tax rate and from its actual tax liabilities.

Adjusted EBITDA

The Company uses Adjusted EBITDA as a supplemental measure to review and assess its performance. The Company calculates Adjusted EBITDA by excluding from (Income) loss from operations: depreciation; amortization of acquired intangible assets; stock-based compensation; impairment of goodwill; acquisition-, disposal- and integration-related expense; and restructuring and related expense. In general, the Company excludes the expenses that it considers to be non-cash and/or not part of its ongoing operations. The Company may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by the investing community for comparative and valuation purposes. The Company discloses this metric to support and facilitate dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2022	2022	2021
Revenue:
Product	$136,871	$111,152	$130,298
Service	96,768	95,975	100,279
Total revenue	233,639	207,127	230,577

Cost of revenue:
Product	75,919	59,866	70,165
Service	36,088	35,175	36,711
Amortization of acquired technology	7,619	7,768	8,908
Total cost of revenue	119,626	102,809	115,784

Gross profit	114,013	104,318	114,793

Gross margin	48.8%	50.4%	49.8%

Operating expenses:
Research and development	50,517	49,366	51,609
Sales and marketing	37,939	36,365	42,067
General and administrative	13,172	12,118	13,226
Amortization of acquired intangible assets	7,350	7,508	7,493
Impairment of goodwill	-	-	116,000
Acquisition-, disposal- and integration-related	1,914	988	3,428
Restructuring and related	1,856	1,269	1,106
Total operating expenses	112,748	107,614	234,929

Income (loss) from operations	1,265	(3,296)	(120,136)
Interest expense, net	(5,911)	(5,266)	(3,995)
Other expense, net	(1,735)	(3,732)	(8,546)

Loss before income taxes	(6,381)	(12,294)	(132,677)
Income tax benefit (provision)	26,869	(6,122)	36,369

Net income (loss)	$20,488	$(18,416)	$(96,308)

Income (loss) per share:
Basic	$0.12	$(0.12)	$(0.65)
Diluted	$0.12	$(0.12)	$(0.65)

Weighted average shares used to compute income (loss) per share:
Basic	168,163	158,921	148,675
Diluted	172,213	158,921	148,675

RIBBON COMMUNICATIONS INC.
Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Year ended
	December 31,	December 31,
	2022	2021
Revenue:
Product	$442,680	$453,042
Service	377,080	391,915
Total revenue	819,760	844,957

Cost of revenue:
Product	245,145	214,745
Service	142,137	147,209
Amortization of acquired technology	31,542	38,343
Total cost of revenue	418,824	400,297

Gross profit	400,936	444,660

Gross margin	48.9%	52.6%

Operating expenses:
Research and development	203,676	194,948
Sales and marketing	147,766	150,279
General and administrative	51,053	53,661
Amortization of acquired intangible assets	29,646	28,283
Impairment of goodwill	-	116,000
Acquisition-, disposal- and integration-related	6,286	7,632
Restructuring and related	10,833	11,653
Total operating expenses	449,260	562,456

Loss from operations	(48,324)	(117,796)
Interest expense, net	(19,780)	(15,831)
Other expense, net	(44,495)	(74,516)

Loss before income taxes	(112,599)	(208,143)
Income tax benefit	14,516	30,958

Net loss	$(98,083)	$(177,185)

Loss per share
Basic	$(0.63)	$(1.20)
Diluted	$(0.63)	$(1.20)

Weighted average shares used to compute loss per share:
Basic	156,668	147,575
Diluted	156,668	147,575

RIBBON COMMUNICATIONS INC.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$67,101	$103,915
Restricted cash	161	2,570
Accounts receivable, net	267,244	282,917
Inventory	75,423	54,043
Other current assets	68,057	37,545
Total current assets	477,986	480,990

Property and equipment, net	44,832	47,685
Intangible assets, net	294,728	350,730
Goodwill	300,892	300,892
Investments	-	43,931
Deferred income taxes	53,649	47,287
Operating lease right-of-use assets	44,888	53,147
Other assets	38,589	23,075
	$1,255,564	$1,347,737

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of term debt*	$20,058	$20,058
Accounts payable	95,810	97,121
Accrued expenses and other	85,270	100,752
Operating lease liabilities	15,416	17,403
Deferred revenue	113,939	109,119
Total current liabilities	330,493	344,453

Long-term debt, net of current*	306,270	350,217
Operating lease liabilities, net of current	46,183	55,196
Deferred revenue, net of current	19,254	20,619
Deferred income taxes	3,750	8,116
Other long-term liabilities	31,187	41,970
Total liabilities	737,137	820,571

Commitments and contingencies

Stockholders' equity:
Common stock	17	15
Additional paid-in capital	1,941,569	1,875,234
Accumulated deficit	(1,453,744)	(1,355,661)
Accumulated other comprehensive income	30,585	7,578
Total stockholders' equity	518,427	527,166
	$1,255,564	$1,347,737

*Based on the current financial forecast, the Company continues to evaluate compliance with the financial covenants under the Company’s Senior Secured Credit Facilities, as amended (the “Credit Agreement”), for the first quarter of 2023 and beyond. While the Company believes that it has plans in place that will permit the Company to remain in compliance with such covenants under the Credit Agreement (including paying down debt, obtaining an amendment or waiver of the covenants from the lenders under the Credit Agreement, or raising additional capital), no such plans have been completed as of the date of this press release and no assurance can be provided that such plans, if necessary, will be successful. As a result, if the Company determines, prior to the completion of the audit of its 2022 financial statements, that a potential default may occur under the Credit Agreement in the next 12 months as a result of its failure to comply with the financial covenants and the Company has not completed any of the steps noted above to remedy a potential default, the Company may reclassify the indebtedness outstanding under the Credit Facility as “Current Indebtedness” for purposes of the Company’s balance sheet as of December 31, 2022.

RIBBON COMMUNICATIONS INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year ended
	December 31,	December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(98,083)	$(177,185)
Adjustments to reconcile net loss to cash flows (used in) provided by operating activities:
Depreciation and amortization of property and equipment	15,295	16,962
Amortization of intangible assets	61,188	66,626
Amortization of debt issuance costs	2,308	4,763
Stock-based compensation	18,707	19,418
Impairment of goodwill	-	116,000
Deferred income taxes	(18,251)	(45,596)
Gain on sale of business	(62)	(2,772)
Decrease in fair value of investments	41,291	71,252
Foreign currency exchange losses	1,576	5,002
Changes in operating assets and liabilities:
Accounts receivable	14,285	(47,279)
Inventory	(32,099)	(9,029)
Other operating assets	2,109	9,958
Accounts payable	(448)	34,482
Accrued expenses and other long-term liabilities	(37,635)	(50,324)
Deferred revenue	3,455	6,904
Net cash (used in) provided by operating activities	(26,364)	19,182

Cash flows from investing activities:
Purchases of property and equipment	(10,254)	(17,132)
Proceeds from sale of business	1,418	2,944
Purchases of software licenses	(3,300)	-
Net cash used in investing activities	(12,136)	(14,188)

Cash flows from financing activities:
Borrowings under revolving line of credit	73,625	-
Principal payments on revolving line of credit	(73,625)	-
Proceeds from issuance of term debt	-	74,625
Principal payments of term debt	(45,058)	(92,176)
Principal payments of finance leases	(595)	(903)
Payment of debt issuance costs	(1,046)	(789)
Proceeds from equity offering	52,067	-
Payment of equity offering issuance costs	(1,654)	-
Proceeds from the exercise of stock options	1	24
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(2,784)	(14,464)
Net cash provided by (used in) by financing activities	931	(33,683)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,654)	(523)

Net decrease in cash, cash equivalents and restricted cash	(39,223)	(29,212)
Cash, cash equivalents and restricted cash, beginning of year	106,485	135,697
Cash, cash equivalents and restricted cash, end of period	$67,262	$106,485

RIBBON COMMUNICATIONS INC.
Supplemental Information
(in thousands)
(unaudited)

The following tables provide the details of stock-based compensation included as components of other line items in the Company's Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Stock-based compensation
Cost of revenue - product	$132	$133	$97	$471	$313
Cost of revenue - service	590	592	488	2,157	1,684
Cost of revenue	722	725	585	2,628	1,997

Research and development	1,373	1,289	1,243	5,108	4,253
Sales and marketing	1,656	1,567	2,011	6,074	7,218
General and administrative	1,461	1,260	1,168	4,897	5,950
Operating expense	4,490	4,116	4,422	16,079	17,421

Total stock-based compensation	$5,212	$4,841	$5,007	$18,707	$19,418

RIBBON COMMUNICATIONS INC.
Reconciliation of Non-GAAP and GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2022	2022	2021
GAAP Gross margin	48.8%	50.4%	49.8%
Stock-based compensation	0.3%	0.4%	0.3%
Amortization of acquired technology	3.3%	3.7%	3.8%
Non-GAAP Gross margin	52.4%	54.5%	53.9%

GAAP Net income (loss)	$20,488	$(18,416)	$(96,308)
Stock-based compensation	5,212	4,841	5,007
Amortization of acquired intangible assets	14,969	15,276	16,401
Impairment of goodwill	-	-	116,000
Acquisition-, disposal- and integration-related	1,914	988	3,428
Restructuring and related	1,856	1,269	1,106
Decrease in fair value of investments	-	1,881	6,508
Tax effect of non-GAAP adjustments	(28,950)	(1,881)	(50,830)
Non-GAAP Net income	$15,489	$3,958	$1,312

GAAP Diluted income (loss) per share	$0.12	$(0.12)	$(0.65)
Stock-based compensation	0.03	0.03	0.03
Amortization of acquired intangible assets	0.09	0.09	0.12
Impairment of goodwill	-	-	0.77
Acquisition-, disposal- and integration-related	0.01	0.01	0.02
Restructuring and related	0.01	0.01	0.01
Decrease in fair value of investments	-	0.01	0.04
Tax effect of non-GAAP adjustments	(0.17)	(0.01)	(0.33)
Non-GAAP Diluted earnings per share	$0.09	$0.02	$0.01

Weighted average shares used to compute diluted earnings per share
Shares used to compute GAAP diluted loss per share	168,163	158,921	148,675
Shares used to compute Non-GAAP diluted earnings per share	172,213	163,463	153,898

GAAP Income (loss) from operations	$1,265	$(3,296)	$(120,136)
Depreciation	3,607	3,915	4,278
Amortization of acquired intangible assets	14,969	15,276	16,401
Stock-based compensation	5,212	4,841	5,007
Impairment of goodwill	-	-	116,000
Acquisition-, disposal- and integration-related	1,914	988	3,428
Restructuring and related	1,856	1,269	1,106
Non-GAAP Adjusted EBITDA	$28,823	$22,993	$26,084

RIBBON COMMUNICATIONS INC.
Reconciliation of Non-GAAP and GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Year ended
	December 31,	December 31,
	2022	2021
GAAP Gross Margin	48.9%	52.6%
Stock-based compensation	0.3%	0.2%
Amortization of acquired technology	3.9%	4.6%
Non-GAAP Gross Margin	53.1%	57.4%

GAAP Net loss	$(98,083)	$(177,185)
Stock-based compensation	18,707	19,418
Amortization of acquired intangible assets	61,188	66,626
Impairment of goodwill	-	116,000
Acquisition-, disposal- and integration-related	6,286	7,632
Restructuring and related	10,833	11,653
Interest income on debentures	-	(3,556)
Gain on sale of business	-	(2,772)
Decrease in fair value of investments	41,292	74,809
Tax effect of non-GAAP adjustments	(22,875)	(63,209)
Non-GAAP Net income	$17,348	$49,416

GAAP Diluted loss per share	$(0.63)	$(1.20)
Stock-based compensation	0.12	0.14
Amortization of acquired intangible assets	0.39	0.44
Impairment of goodwill	-	0.77
Acquisition-, disposal- and integration-related	0.04	0.05
Restructuring and related	0.07	0.08
Gain on sale of business	-	(0.02)
Interest income on debentures	-	(0.02)
Decrease in fair value of investments	0.26	0.50
Tax effect of non-GAAP adjustments	(0.14)	(0.42)
Non-GAAP Diluted earnings per share	$0.11	$0.32

Weighted average shares used to compute diluted earnings per share
Shares used to compute GAAP diluted loss per share	156,668	147,575
Shares used to compute Non-GAAP diluted earnings per share	161,325	154,527

GAAP Loss from operations	$(48,324)	$(117,796)
Depreciation	15,295	16,962
Amortization of acquired intangible assets	61,188	66,626
Stock-based compensation	18,707	19,418
Impairment of goodwill	-	116,000
Acquisition-, disposal- and integration-related	6,286	7,632
Restructuring and related	10,833	11,653
Non-GAAP Adjusted EBITDA	$63,985	$120,495

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(unaudited)

	Three months ending		Year ending
	March 31, 2023		December 31, 2023
	Range		Range
Revenue ($ millions)	$180	$190	$840	$870

Gross margin:
GAAP outlook	42.5%	43.7%	49.3%	50.4%
Stock-based compensation	0.4%	0.4%	0.3%	0.3%
Amortization of acquired technology	4.1%	3.9%	3.4%	3.3%
Non-GAAP outlook	47.0%	48.0%	53.0%	54.0%

Adjusted EBITDA ($ millions):
GAAP (loss) income from operations	$(36.4)	$(29.4)	$(17.3)	$(2.3)
Depreciation	3.8	3.8	15.4	15.4
Stock-based compensation	5.4	5.4	22.0	22.0
Amortization of acquired intangible assets	14.7	14.7	56.9	56.9
Acquisition-, disposal- and integration-related	0.4	0.4	0.6	0.6
Restructuring and related	6.1	6.1	17.4	17.4
Non-GAAP outlook	$(6.0)	$1.0	$95.0	$110.0